                                                                   Exhibit 10.16


                                 LOAN AGREEMENT

      This LOAN AGREEMENT (this "AGREEMENT") is entered into as of May 1, 2001 by and among: (i) L.S. Holding, Inc., a U.S. Virgin Islands corporation (the "BORROWER"), Little Switzerland, Inc., a Delaware corporation (the "PARENT") and L.S. Wholesale, Inc., a Massachusetts corporation (each a "GUARANTOR"; collectively, the "GUARANTORS"; and collectively with the Borrower, the "BORROWER PARTIES"), on the one hand, and (ii) Tiffany and Company, a New York corporation (the "LENDER"), on the other hand.

                                    RECITALS

      A.    The Borrower is a direct wholly-owned subsidiary of the Parent.

      B. L.S. Wholesale, Inc. is a direct wholly-owned subsidiary of the Parent.

      C. The Lender is willing to make Advances (as defined herein), and the Borrower wishes to receive and repay Advances, all as more fully set forth herein.

      D. The Borrower Parties and the Lender will enter into a Security, Pledge and Guaranty Agreement (the "SECURITY, PLEDGE AND GUARANTY AGREEMENT" and collectively with this Agreement, the Subordination Agreement and the Note, the "LOAN DOCUMENTS") with respect to the Advances.

      E. Certain affiliates of the Borrower Parties and the Lender are entering into a Loan Agreement and a Security, Pledge and Guaranty Agreement of even date herewith (collectively, the "AFFILIATE LOAN DOCUMENTS").

      NOW, THEREFORE, in consideration of these premises and the mutual consideration set forth herein, the Lender and the Borrower Parties hereby agree as follows:


                                   ARTICLE I

                        AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 1.1 DEFINITIONS. The following terms have the following meanings for purposes of this Agreement:


            "ADVANCES" has the meaning ascribed to that term in Section 1.2.

            "AFFILIATE" means, as to a Person, any other Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person.

            "AFFILIATE LOAN DOCUMENTS" has the meaning ascribed to that term in the Recitals.

            "AGREEMENT" has the meaning ascribed to that term in the Header.

            "APPLICABLE LAW" means with respect to any Person, any international, national, regional, federal, state or local treaty, statute, law, ordinance, rule, administrative action, regulation, order, writ, injunction, judgment, directive, decree or other requirement of any Governmental Authority, and any requirements imposed by common law or case law, applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with their activities on behalf of such Person or one of its Affiliates).

            "BNS" means The Bank of Nova Scotia.

            "BORROWER" has the meaning ascribed to that term in the Header.

            "BORROWER PARTIES" has the meaning ascribed to that term in the Header.

            "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks in New York, New York are authorized or obligated to close.

            "CHASE" means The Chase Manhattan Bank, N.A.

            "CHASE LOAN AGREEMENTS" means (i) the Loan Agreement, dated May 1, 2001, by and among L.S. Wholesale, Inc., the Parent and Chase, providing for a revolving credit facility in an aggregate principal amount of $700,000, (ii) the Loan Agreement, dated May 1, 2001, by and among L.S. Holding, Inc., the Parent, L.S. Wholesale, Inc. and Chase, providing for a revolving credit facility in an aggregate principal amount of $2,950,000, and (iii) the Loan Agreement, dated May 1, 2001, by and among L.S. Holding
      (USA), Inc., the Parent, L.S. Wholesale, Inc. and Chase, providing for a revolving credit facility in an aggregate principal amount of $100,000.

            "COMMITMENT" means One Million Nine Hundred Fifty Thousand Dollars ($1,950,000.00).

            "DEBT" has the meaning ascribed to that term in Section 4.2(a).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "EVENT OF DEFAULT" has the meaning ascribed to that term in Section 5.1.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "FINANCIAL STATEMENTS" has the meaning ascribed to that term in
      Section 3.1(d).

            "GAAP" means U.S. generally accepted accounting principles.

            "GOVERNMENTAL AUTHORITY" has the meaning ascribed to that term in
      Section 3.1(h).

            "GOVERNMENTAL CONSENT" has the meaning ascribed to that term in
      Section 3.1(h).

            "GUARANTORS" has the meaning ascribed to that term in the Header.

            "KNOWLEDGE" means actual knowledge after reasonable inquiry.

            "LENDER" has the meaning ascribed to that term in the Header.

            "LOAN DOCUMENTS" have the meaning ascribed to that term in the Recitals.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, properties, prospects, financial condition or results of operations of the Borrower and the Subsidiaries, taken as a whole.

            "NOTE" has the meaning ascribed to that term in Section 1.4.

            "PARENT" means Little Switzerland, Inc., a Delaware corporation.

            "PARENT SECURITIES FILINGS" has the meaning ascribed to that term in
      Section 3.1(g).

            "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity.

            "SEC" means the U.S. Securities and Exchange Commission (or any successor thereto).

            "SECURITY, PLEDGE AND GUARANTY AGREEMENT" has the meaning ascribed to that term in the Recitals.

            "SUBSIDIARY" means each corporation, partnership, limited liability company and other entity with respect to which a Borrower Party (i) beneficially owns, directly or indirectly, 10% or more of the outstanding stock or other equity interests, (ii) otherwise controls, directly or indirectly, because of factors or relationships other than the percentage of equity interests owned or (iii) is required to account for its ownership under the equity method. For avoidance of doubt, "Subsidiary" shall include L.S. Holdings, Inc., a U.S. Virgin Islands corporation, and its respective Subsidiaries.

            "SUBORDINATION AGREEMENT" means the Subordination Agreement, dated May 1, 2001, by and among the Borrower, certain affiliates of the Borrower, the Lender and Chase.

            "TERMINATION DATE" has the meaning ascribed to that term in Section 1.2.

            "TRANSACTIONS" has the meaning ascribed to that term in Section 3.1(b).

            SECTION 1.2 THE ADVANCES. The Lender agrees, on the terms and conditions hereinafter set forth, to make advances (the "ADVANCES") to the Borrower from time to time on any Business Day during the period from the date hereof until April 30, 2006 (such date, or the earlier date of termination of the Commitment pursuant to Section 5.1, being the "TERMINATION DATE") in an aggregate amount not to exceed at any time outstanding the Commitment. Each Advance shall be in an amount not less than $200,000 or an integral multiple of $200,000 in excess thereof. Within the limits of the Commitment, the Borrower may borrow and prepay pursuant to Section 1.6, but may not reborrow such prepaid amounts.

            SECTION 1.3 MAKING THE ADVANCES. (a) Each Advance shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Advance, by the Borrower to the Lender, specifying the date and amount thereof and wire instructions for delivery thereof. Not later than 11:00 A.M. (New York City time) on the date of such Advance and upon fulfillment of the applicable conditions set forth in
Article II, the Lender will make such Advance available to the Borrower in same day funds pursuant to the wire instructions so provided.

            (b) Each notice from the Borrower to the Lender requesting an Advance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of any failure to fulfill on or before the date specified in such notice for such Advance the applicable conditions set forth in Article II, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds by the Lender to fund the Advance when the Advance, as a result of such failure, is not made on such date.

            SECTION 1.4 REPAYMENT. The Borrower shall repay the aggregate unpaid principal amount of all Advances in accordance with a promissory note of the Borrower, in the form of Exhibit A hereto (the "NOTE"), evidencing the indebtedness resulting from such Advances and delivered to the Lender pursuant to Article II.

            SECTION 1.5 INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full as set forth in the Note.

            SECTION 1.6 OPTIONAL PREPAYMENTS. The Borrower may, upon at least two Business Days' notice to the Lender stating the proposed date and principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, PROVIDED, HOWEVER, that each partial prepayment shall be in an aggregate principal amount not less than $250,000. There shall be no prepayment penalty, fee or premium.

            SECTION 1.7 PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment under any Loan Document not later than 2:00 p.m. (New York City time) on the day when due in U.S. dollars to the Lender at its address referred to in Section 7.1 in same day funds pursuant to wire instructions provided by the Lender upon request.

            (b) All computations of interest shall be made by the Lender on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable. Determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Whenever any payment under any Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal to be made in the next following calendar month, such payment shall be made on the Business Day next preceding the due date.

            (d) All payments under any Loan Document shall be made without withholding and, to the extent that Applicable Law requires such withholding, such payment shall be increased in order that the net amount received by Lender after making such withholding shall be equal to the amount otherwise required to be paid to Lender under the applicable Loan Document.


                                   ARTICLE II

                              CONDITIONS OF LENDING

            SECTION 2.1 CONDITION PRECEDENT TO INITIAL ADVANCE. The obligation of the Lender to make its initial Advance is subject to the condition precedent that the Lender shall have received on or before the day of such Advance the following, each dated such day, in form and substance satisfactory to the
Lender:

            (a) The Note.

            (b) The Security, Pledge and Guaranty Agreement.

            (c) Certified copies of the resolutions of the Board of Directors of each Borrower Party approving each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Loan Document.

            (d) A certificate of the Secretary or an Assistant Secretary of each Borrower Party certifying the names and true signatures of the officers of such Borrower Party authorized to sign each Loan Document to which it is a party and the other documents to be delivered hereunder.

            (e) A favorable opinion of Proskauer Rose LLP, counsel for the Borrower Parties, as to such other matters as the Lender may reasonably request.

            (f) Evidence satisfactory to the Lender that there are no amounts owed by any of the Borrower Parties to BNS, or, if any amount is so owed, appropriate documentation (including pay-off letters, lien releases and receipts) to demonstrate that a sufficient portion of such initial Advance will be, contemporaneous with such Initial Advance, paid directly to BNS so that any such balance outstanding prior to the initial Advance is paid in full.

            (g) Evidence satisfactory to the Lender that there are no amounts owed by the Borrower Parties to Chase, other than a maximum aggregate principal amount of $3,750,000 pursuant to the Chase Loan Agreements (including pay-off letters, lien releases and receipts).

            (h) The Subordination Agreement.

            (i) Evidence of the completion of all recordings and filings of or with respect to the Borrower that the Lender may deem necessary or desirable in order to perfect the security interests created by the Security, Pledge and Guaranty Agreement.

            (j) The Affiliate Loan Documents.

            (k) Such other approvals, opinions or documents as the Lender may reasonably request.

            SECTION 2.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Lender to make each Advance (including the initial Advance) shall be subject to the following further conditions precedent:

            (a) On the date of such Advance the following statements shall be true and the Lender shall have received a certificate signed by a duly authorized officer of each Borrower Party (as to each Loan Document to which it is a party), dated the date of such Advance, stating that:

                  (i) The representations and warranties contained in Section
      3.1 of this Agreement and in Section 4.01 of the Security, Pledge and Guaranty Agreement are correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (ii) No event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, which constitutes an Event of Default (as defined in Section 5.1 hereof) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            (b) Receipt by the Lender of such other approvals, opinions or documents as the Lender may reasonably request.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER PARTIES. The Borrower Parties jointly and severally represent and warrant as follows:

            (a) ORGANIZATION AND GOOD STANDING. Each of the Borrower Parties and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower Party and its Subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the ownership of property or the conduct of business requires each to be so qualified, except where the lack of such qualification would not reasonably be expected to have a Material Adverse Effect.

            (b) CONFLICTS, DEFAULTS. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby by the Borrower Parties do not, and the performance of the Borrower Parties' obligations hereunder and thereunder and the consummation by the Borrower Parties of the transactions contemplated hereby (the "TRANSACTIONS") will not:
(i) violate, conflict with or constitute a breach or default under the certificate of incorporation or bylaws or equivalent organizational document of any Borrower Party; (ii) require any authorization, approval, consent, registration, declaration or filing with (other than a report on Form 8-K and a filing of a Form D), from or to any Governmental Authority; (iii) violate any Applicable Law; (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any Borrower Party or their Subsidiaries (other than as contemplated hereby); or (v) after giving effect to the satisfaction of the condition set forth in Section 2.1(f), conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to terminate, cancel or accelerate any obligation under, any contract, agreement, note, bond, guarantee, deed of trust, loan agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which any Borrower Party is a party or by which any Borrower Party is bound. There is no pending or, to the Knowledge of the Borrower Parties, threatened action, suit, claim, proceeding, inquiry or investigation before or by any Governmental Authority against or affecting any Borrower Party or their Subsidiaries, involving or seeking to restrain or prevent the consummation of the Transactions.

            (c) CORPORATE POWER AND AUTHORIZATION. The Borrower Parties have all requisite and legal corporate power to execute and deliver this Agreement and to carry out and perform their other obligations under this Agreement and the Transactions. All corporate action on the part of the Borrower Parties and their directors necessary for the performance of their obligations under this Agreement have been taken. This Agreement is a legal, valid and binding obligation of the Borrower Parties, enforceable in accordance with its terms. The Transactions do not require the consent of the stockholders of the Borrower Parties. The Borrower Parties have provided their stockholders with any notice of the Transactions required by Applicable Law. Each of the Borrower Parties has, independently and without reliance upon the Lender and based on documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

            (d)   FINANCIAL STATEMENTS.

                  (i) The Borrower has provided the Lender with the following financial statements of the Parent and its Subsidiaries (collectively, the "FINANCIAL STATEMENTS"):

                  (A) the audited consolidated balance sheet of the Parent and its Subsidiaries as of May 27, 2000, and the related audited consolidated statements of income and cash flows of the Parent and its Subsidiaries for the fiscal year then ended, and

                  (B) the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of February 27, 2001, and the related unaudited consolidated statements of income and cash flows of the Parent and its Subsidiaries for the 9-month period then ended.

                  (ii) The Financial Statements: (A) have been prepared in all material respects in accordance with the books and records of the Parent and its Subsidiaries; (B) have been prepared in accordance with GAAP; (C) reflect and provide adequate reserves and disclosures in respect of all liabilities of the Parent and its Subsidiaries, including all contingent liabilities; and (D) present fairly the consolidated financial position of the Parent and its Subsidiaries at such dates and the results of operations and cash flows of the Parent and its Subsidiaries for the periods then ended.

                  (iii) Each of the Parent and its Subsidiaries: (A) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets; and (B) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorization, (2) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP to maintain accountability for assets, (3) access to assets is permitted only in accordance with management's general or specific authorizations and (4) the recorded accountability for assets and inventory is compared with existing assets and inventory at reasonable intervals and appropriate action is taken with respect to any differences.

            (e) COMPLIANCE WITH LAW. The Borrower Parties and their Subsidiaries are in compliance in all material respects with all Applicable Law; PROVIDED, HOWEVER, that this Section 3.1(e) does not apply to the requirements of the Exchange Act to the extent that compliance with the Exchange Act is covered by
Section 3.1(g) hereof.

            (f) ABSENCE OF UNDISCLOSED LIABILITIES. None of the Borrower Parties or their Subsidiaries has any indebtedness or liability, whether accrued, fixed or contingent, whether or not required by GAAP to be disclosed on the Financial Statements, other than (a) liabilities reflected in the Financial Statements,
(b) liabilities, none of which individually or in the aggregate is material to the assets, properties, business or business prospects any of the Borrower Parties or their Subsidiaries, and (c) liabilities incurred in the ordinary course of business of each of the Borrower Parties or their Subsidiaries (consistent with past practice in terms of both frequency and amount) subsequent to February 24, 2001.

            (g) SECURITIES FILINGS. The Parent has made available to the Lender true and complete copies of (a) its Annual Reports on Form 10-K, as amended for each of the last three fiscal years as filed with the SEC, (b) its proxy statements relating to all of the meetings of stockholders (whether annual or special) of the Parent since January 1, 1998 as filed with the SEC, (c) its Quarterly Report on Form 10-Q for the quarterly periods ended August 27, 2000, November 29, 2000 and February 24, 2001 as filed with the SEC, and (d) all other reports, statements and registration statements and amendments thereto filed by the Parent with the SEC since May 27, 2000. The reports and statements set forth in clauses (a) through (d) are collectively referred to herein as the "PARENT SECURITIES FILINGS"). As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, each of the Parent Securities Filings was prepared in all respects in accordance with the requirements of the Exchange Act, as the case may be, and none of the Parent Securities Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

            (h) GOVERNMENTAL APPROVALS. No material consent, approval, waiver or authorization of, notice to or declaration of filing with (each, a "GOVERNMENTAL CONSENT") any nation or government, any state or other political subdivision thereof or any entity, authority or body exercising executive, legislative, judicial or regulatory functions of or pertaining to government, including any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court or tribunal (each, a "GOVERNMENTAL AUTHORITY"), on the part of the Borrower or any subsidiary is required in connection with the execution of this Agreement and the consummation of the Transactions.

            (i) LITIGATION. Except as set forth on Schedule 3.1(i), there is no pending or, to the Knowledge of the Borrower Parties, threatened litigation, action, suit, proceeding, arbitration, claim, investigation or administrative proceeding, by or before any Governmental Authority or dispute resolution panel, involving or affecting any of the Borrower Parties or their Subsidiaries, or the assets, properties or business of any of the Borrower Parties or their Subsidiaries, or relating to or involving the transactions contemplated by the Loan Documents. No litigation, action, suit, proceeding, arbitration, claim, investigation or administrative proceeding, whether or not set forth on Schedule 3.1(i), reasonably could be expected to have a Material Adverse Effect or to result in the imposition of a lien, security interest or other encumbrance on any of the assets of any of the Borrower Parties or their Subsidiaries. None of the Borrower Parties or their Subsidiaries has received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage that may be material to its assets, properties, business or business prospects. None of the Borrower Parties or their Subsidiaries is in default with respect to any material order, writ, injunction or decree known to or served upon any of the Borrower Parties or their Subsidiaries. Except as set forth on Schedule 3.1(i), there is no pending action or suit brought by any of the Borrower Parties or their Subsidiaries against others.

            (j) USE OF PROCEEDS. No proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Exchange Act. The Borrower Parties and their Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as amended from time to time), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.


                                   ARTICLE IV

                            COVENANTS OF THE BORROWER

            SECTION 4.1 AFFIRMATIVE COVENANTS. So long as the Note shall remain unpaid or the Lender shall have any Commitment hereunder, each of the Borrower Parties will, unless the Lender shall otherwise consent in writing:

            (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects with all Applicable Law, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

            (b)   REPORTING REQUIREMENTS.  Furnish to the Lender:

                  (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent, the unaudited consolidated balance sheet of the Parent and its Subsidiaries and the related unaudited consolidated statements of income and cash flows of the Parent and its Subsidiaries for the 3-month period then ended for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Parent;

                  (ii) as soon as available and in any event within 90 days
            after the end of each fiscal year of the Parent, a copy of the annual report for such year for the Parent and its Subsidiaries, containing the audited consolidated balance sheet of the Parent and its Subsidiaries as of each fiscal year end, and the related audited consolidated statements of income and cash flows of the Parent and its Subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers LLP or other independent public accountants reasonably acceptable to the Lender with no qualifications as to the scope of the audit;

                  (iii) as soon as possible and in any event within five days after the occurrence of each Event of Default known to a Borrower Party and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer or chief executive officer of such Borrower Party setting forth details of such Event of Default or event and the action which such Borrower Party has taken and proposes to take with respect thereto;

                  (iv) promptly after the sending or filing thereof, copies of all reports which any of the Borrower Parties sends to any of its security holders, and copies of all reports and registration statements which the Parent files with the SEC or any national securities exchange;

                  (v) promptly after the filing or receiving thereof, copies of all reports and notices which any of the Borrower Parties files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which any of the Borrower Parties receives from such entity;

                  (vi) promptly after the commencement thereof, notice of all actions, suits and proceedings before any Government Authority, or arbitrations affecting the Borrower Parties which, if determined adversely to the Borrower Parties and their Subsidiaries could reasonably be expected to have a Material Adverse Effect on the Borrower Parties or their Subsidiaries; and

                  (vii) such other information respecting the condition or
            operations, financial or otherwise, of any of the Borrower Parties as the Lender may from time to time reasonably request.

            (c) USE OF PROCEEDS. The proceeds of the Advances shall be used by the Borrower Parties only for repayment of indebtedness for borrowed money and for working capital purposes. No part of the proceeds of the Advances shall be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or maintaining or extending credit to others for such purpose or for any other purpose that otherwise violates Regulations T, U and X of the Federal Reserve Board, as amended from time to time.

            (d) MAINTENANCE OF CORPORATION AND PROPERTIES. The Borrower Parties shall, and shall cause their Subsidiaries, to preserve and maintain their respective corporate existence and good standing in their respective jurisdiction of incorporation and in every other jurisdiction in which such qualification is required, unless the failure to qualify would not have a Material Adverse Effect on such respective corporation, and maintain all of their respective properties and assets in good working order and condition, ordinary wear excepted.

            SECTION 4.2 NEGATIVE COVENANTS. So long as the Note shall remain unpaid or the Lender shall have any Commitment hereunder, each of the Borrower Parties will not, and shall cause their Subsidiaries to not, without the written consent of the Lender:

            (a) LIENS. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person or entity, other than (i) liens securing the Advances; (ii) liens securing the credit facilities provided by Chase pursuant to the Chase Loan Agreements; (iii) liens existing on the date hereof as described on Schedule 4.2(a) hereto; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by any of the Borrower Parties and their Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (v) liens or security interests existing on such property at the time of its acquisition (other than any such lien or security interest created in contemplation of such acquisition), PROVIDED that the aggregate principal amount of the indebtedness secured by the liens or security interests referred to in clauses (iii), (iv) and (v) above shall not exceed an amount not inconsistent with the Company's business plan as approved by its Board of Directors from time to time. "DEBT" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

            (b) INDEBTEDNESS. (i) Directly or indirectly create, incur, assume, guarantee, or otherwise become or remain liable with respect to any Debt except:

                  (A) the Advances, indebtedness existing as of the date hereof as described on Schedule 4.2(b) hereto and capitalized leases obligations in an amount not to exceed $250,000 per annum at any time outstanding; and

                  (B) indebtedness in an aggregate principal amount not to exceed $3,750,000 pursuant to the Chase Loan Agreements.

            (c) GUARANTY. Assume, guaranty, endorse or otherwise be or become directly or contingently responsible or liable to assure the creditors of any third party against loss, for the obligations of any Person (other than (i) one or more of the Borrower's Subsidiaries or (ii) endorsements of instruments for collection in the ordinary course of business), including an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services or an agreement to maintain or cause any such person to maintain a minimum working capital or net worth.

            (d) SALES OF ASSETS. Sell, lease, assign, transfer, abandon, or otherwise dispose of, directly or indirectly, whether voluntary or involuntary, any of its now owned or hereafter acquired assets, including without limitation inventory, capital stock and receivables, except (i) inventory disposed of in the ordinary course of business consistent with past practice, (ii) obsolete, outmoded or worn-out machinery, equipment, furniture or fixtures or (iii) leases or subleases granted by the Borrower Parties to third persons which such leases or subleases do not interfere in any material respect with the business of the Borrower Parties and their Subsidiaries.

            (e) MERGERS. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person (other than another Borrower Party), or acquire all or substantially all of the assets of the business of any Person (other than another Borrower Party), or enter into any agreement to do any of the foregoing.

            (f) OFFICER/EMPLOYEE DISTRIBUTIONS. Except as occurs in the ordinary course of business consistent with past practice, grant or pay any extraordinary distributions, including bonuses or extraordinary salary increases; or make loans or other forms of cash payments to employees or officers or directors; or, make any payments of principal or interest on any shareholder loans existing on its books (except as set forth on Schedule 4.2(f)); or give any preferential treatment, directly or indirectly, to any officer, director or employee.

            (g) DIVIDENDS. Declare or pay any dividend or make any distribution upon its capital stock (preferred or common), or purchase or retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets or loans to its stockholders, whether in cash, assets or obligations, or allocate or otherwise set aside any sum for the payment of any dividend or distribution by reduction of capital or otherwise in respect of any shares of its capital stock.

            (h) CAPITAL EXPENDITURES. Purchase any assets, vehicles or equipment or make any other capital expenditures in excess of $75,000 per annum, except in the ordinary course of business consistent with past practice.

            (i) TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (other than another Borrower Party), except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms.

            (j) STOCK. Change the number of authorized shares, voting rights of shares, class of shares, engage in any "split-ups", revisions, reclassifications or other like change of its stock.

            (k) CHANGE IN OWNERSHIP. Cause, permit or suffer the transfer of its shares to an entity which, following such transfer, then holds a majority of its shares or cause, permit or suffer any change of control whatsoever, without the prior written consent of the Lender. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

            (l) BUSINESS. Change the general character of its business as conducted as of the date hereof or engage in any type of business not reasonably related to its business as normally conducted, or change its corporate name.

                                   ARTICLE V

                                EVENTS OF DEFAULT

            SECTION 5.1 EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of, or interest on, the Note when the same becomes due and payable (after giving effect to applicable grace periods, if any); or

            (b) Any representation or warranty made by any Borrower Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) Any Borrower Party shall fail to perform or observe any term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to such Borrower Party by the Lender; or

            (d) Any Borrower Party or any of its Affiliates shall fail to pay any principal of or premium or interest on any Debt (including the indebtedness to Chase pursuant to the Chase Loan Agreements and indebtedness to the Lender pursuant to the Affiliate Loan Documents, but excluding Debt hereunder as evidenced by the Note) of such Borrower Party or such subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

            (e) Any Borrower Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Borrower Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

            (f) Any judgment or order for the payment of money in excess of $75,000 shall be rendered against any Borrower Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (g) Any provision of the Security, Pledge and Guaranty Agreement after delivery thereof pursuant to Section 2.01 shall for any reason cease to be valid and binding on any Borrower Party, or a Borrower Party shall so state in writing; or

            (h) The Security, Pledge and Guaranty Agreement after delivery thereof pursuant to Section 2.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected security interest in any of the collateral purported to be covered thereby;

then, and in any such event, the Lender (1) may, by notice to the Borrower, declare its obligation to make Advances to be terminated, whereupon the same shall forthwith terminate, and (2) may, by notice to the Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower Parties; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any of the Borrower Parties under the Federal Bankruptcy Code, (A) the obligation of the Lender to make Advances shall automatically be terminated and (B) the Advances, the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE VI

                                  SUBORDINATION

            SECTION 6.1 SUBORDINATION OF ADVANCES. The Advances are subordinated to the credit facilities provided by Chase pursuant to the Chase Loan Agreements as set forth herein, in the Security, Pledge and Guarantee Agreement and in the Subordination Agreement. Except as set forth in the Subordination Agreement, no payment of principal or interest will be made with respect to the Advances.

            SECTION 6.2 SECURITY FOR THE ADVANCES. As set forth in the Security, Pledge and Guaranty Agreement, the Advances are secured, subject to the rights of Chase pursuant to the Subordination Agreement, by a security interest in the Collateral (as defined in the Security, Pledge and Guaranty Agreement) in favor of the Lender.

            SECTION 6.3 APPLICATION OF COLLATERAL PROCEEDS. All proceeds from the sale of other disposition of Collateral shall be applied as provided by the terms of the Security, Pledge and Guaranty Agreement, the Subordination Agreement and Section 4.1(c) above.


                                  ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.1 NOTICES. All notices, requests and other communications under this Agreement will be in writing and will be deemed to have been duly given if delivered personally, or sent by either certified or registered mail, return receipt requested, postage prepaid, by overnight courier guaranteeing next day delivery or by telecopier (with telephonic or machine confirmation by the sender), addressed as follows:

            (a)   If to the Borrower Parties:

                  Little Switzerland, Inc.
                  161-B Crown Bay
                  P.O. Box 930
                  St. Thomas, U.S. Virgin Islands 00804
                  Attention:  Robert L. Baumgardner
                  Tel: (340) 776-2010
                  Fax: (340) 779-9900
                  email: rbaumgardner@littleswitzerland.com

                  With a copy to:

                  Jack P. Jackson, Esq.
                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY  10036-8299
                  Tel:   (212) 969-3140
                  Fax:   (212) 969-2900
                  email: jjackson@proskauer.com

or at such other address or telecopy number as the Borrower may have advised the Lender in writing; and

            (b)   If to the Lender:

                  Tiffany & Co.
                  600 Madison Avenue, Eighth Floor
                  New York, NY  10022
                  Attention:  Patrick B. Dorsey, Esq.
                  Tel:   (212) 230-5320
                  Fax:   (212) 230-5324
                  email: pdorsey@tiffany.com

                  With a copy to:

                  Steven R. Finley, Esq.
                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, NY  10166-0193
                  Tel:   (212) 351-4000
                  Fax:   (212) 351-4035
                  email: sfinley@gibsondunn.com

or at such other address or telecopy number as the Lender may have advised the Borrower in writing. All such notices, requests and other communications shall be deemed to have been received on the date of delivery thereof (if delivered by hand), on the third day after the mailing thereof (if mailed), on the next day after the sending thereof (if by overnight courier) and when receipt is confirmed as provided above (if telecopied).

            SECTION 7.2 WAIVERS AND AMENDMENTS. No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, will be effective unless the same shall be in writing and signed by an officer of each party hereto, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a party hereto to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and, unless otherwise expressly provided herein, not exclusive of any remedies provided by law.

            SECTION 7.3 BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. No party may assign his or its rights hereunder or any interest herein without the prior written consent of the other parties and such attempted assignment shall be void and without effect, provided however, that the Lender may assign, to one or more of its Affiliates, all or any part of, or any interest in, the Lender's rights and benefits hereunder. To the extent of such assignment, such assignee will have the same rights and benefits against the other parties as it would have had if it were a named party hereunder. No party will be released of any of its obligations under this Agreement by virtue of such assignment.

            SECTION 7.4 EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached hereto or referred to herein are incorporated herein and made a part hereof for all purposes. As used herein, the expression "this Agreement" includes such Exhibits and Schedules.

            SECTION 7.5 GOVERNING LAW. THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY DISPUTES OR CONTROVERSIES ARISING THEREFROM SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS THAT WOULD PROVIDE FOR THE APPLICATION OF ANY OTHER LAW.

            SECTION 7.6 CAPTIONS. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

            SECTION 7.7 ENTIRETY. This Agreement contains the entire agreement and understanding between the parties with respect to the matters addressed herein and supersedes all prior representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein.

            SECTION 7.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be deemed an original for all purposes and all of which will be deemed collectively to be one agreement. Execution may be effected by delivery of facsimiles of signature pages, followed by delivery of originals of such pages.

            SECTION 7.9 THIRD PARTY BENEFICIARIES. Nothing contained herein, express or implied, is intended to confer upon any Person or entity other than the parties and their heirs, executors, administrators, personal representatives, successors and permitted assigns any rights or remedies under or by reason of this Agreement, except as otherwise expressly provided in this Agreement.

            SECTION 7.10 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 3.1(d).

            SECTION 7.11 COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 7.11.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

------------------------------------------
LENDER:

Tiffany and Company, a New York
corporation


By: /s/ Patrick B. Dorsey
   ----------------------------------------
Name: Patrick B. Dorsey
Title: Senior Vice President General Counsel and Secretary
------------------------------------------
BORROWER:

L.S. Holding, Inc., a U.S. Virgin
Islands corporation

By: /s/ Robert L. Baumgardner
   -----------------------------------------
Name: Robert L. Baumgardner
Title: President
------------------------------------------
GUARANTORS:

Little Switzerland, Inc., a Delaware
corporation

By: /s/ Robert L. Baumgardner
   -----------------------------------------
Name: Robert L. Baumgardner
Title: President


L.S. Wholesale, Inc., a Massachusetts
corporation

By: /s/ Robert L. Baumgardner
   -----------------------------------------
Name: Robert L. Baumgardner
Title: President
------------------------------------------

                                                                       EXHIBIT A


                                 PROMISSORY NOTE

$------------                                               Dated: May 1, 2001
                                                              New York, New York


            FOR VALUE RECEIVED, the undersigned, ----------------- (the "BORROWER"), hereby unconditionally promises to pay to the order of Tiffany and Company, a New York corporation (the "LENDER"), the principal amount of ----------------- Dollars ($----------) (or, if less, the aggregate principal amount of all Advances made by the Lender to the Borrower pursuant to the Loan Agreement (the "LOAN AGREEMENT") among the Borrower, certain of its affiliates and the Lender), in lawful money of the United States of America in immediately available funds on April 30, 2006 (or, if earlier, the Termination Date as defined in the Loan Agreement).

            The Borrower promises to pay interest on the principal amount hereof from time to time outstanding, in like funds, at a rate per annum compounded annually during the time that this Promissory Note is outstanding until such principal is paid in full equal to a fluctuating interest rate determined in advance of each interest payment period as hereinafter provided and equal at all times to three percent (3%) per annum above LIBOR (the "INTEREST RATE"). "LIBOR" means the rate per annum (rounded upwards if necessary to the nearest 1/16 of 1%) quoted by the British Bankers' Association for the offering to leading banks in the London Interbank market of Dollar deposits in immediately available funds and in an amount comparable to the principal amount outstanding hereunder. LIBOR shall be determined in advance of each interest payment period as of approximately 11:00 A.M. London time on each date which is two Business Days prior to the start of such interest payment period and such determination shall govern throughout such interest payment period. LIBOR shall be determined by reference to Bloomberg LP on page BBAM. Interest payment periods shall commence on February 1 and August 1 of each calendar year. All accrued and unpaid interest hereunder shall be due and payable as of January 31st and July 31st of each calendar year until the principal and all accrued interest are paid in full. All computations of interest based on the Interest Rate shall be made by the Lender on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable. Determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            Both principal and interest are payable in lawful money of the United States of America to the Lender at 600 Madison Avenue, Eighth Floor, New York, New York 10022 in same day funds on the Termination Date. Each Advance made by the Lender to the Borrower and the maturity thereof, and all payments made on account of the principal amount thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is a part of this Promissory Note.

            The Borrower promises to pay interest, on demand, on any overdue principal and, to the fullest extent permitted by law, on any overdue interest and on any overdue amount under any instrument now or hereinafter evidencing or securing the indebtedness evidenced hereby, at a rate equal to the Interest Rate plus 3% per annum, from the date such principal or interest was due to the date or payment in full.

            If any payment under this Promissory Note is not made when due, whether at maturity or by acceleration, the Borrower shall pay all costs of collection (including reasonable attorneys' fees) whether or not suit is filed hereon, on the Loan Documents (as defined in the Loan Agreement) or otherwise, and all expenses incurred in connection with the protection or realization of any collateral.

            This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Loan Agreement and Security, Pledge and Guaranty Agreement referred to therein and entered into pursuant thereto. The Loan Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

            The Borrower hereby waives (to the extent permitted by law) diligence, presentment, demand, protest and notice of any kind whatsoever except as expressly required herein. The non-exercise by the Lender of any of its rights hereunder or under the Security, Pledge and Guaranty Agreement in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. The Borrower shall at all times have the right to proceed against any portion of the security held therefor in such order and in such manner as the Borrower may select, without waiving any rights with respect to any other security. No delay or omission on the part of the Borrower in exercising any right hereunder or under the Security, Pledge and Guaranty Agreement or other agreement shall operate as a waiver of such right or of any other right under this Promissory Note.

            This Promissory Note, the transactions contemplated hereby the rights and obligations of the parties hereto, and any disputes or controversies arising therefrom shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflict of laws that would provide for the application of any other law.


                                       BORROWER:

                                       -------------------------


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


--------------------------------------------------------------------------------
                                   Amount of        Unpaid
                    Amount         Principal       Principal       Notation
     Date         of Advance    Paid or Prepaid     Balance         Made By

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Reference is made to that certain Loan Agreement dated as of May 1, 2001 by and among (i) L.S. Holding, Inc. and Little Switzerland, Inc., on the one hand and (ii) Tiffany and Company, on the other hand (the "Agreement"). Capitalized terms used herein shall have the meaning ascribed thereto in the Agreement.

                                 SCHEDULE 3.1(i)

                                   LITIGATION



1.    CLASS ACTION LAWSUIT

      On March 22, 1999, a class action complaint was filed in the United States District Court for the District of Delaware (Civil Action No. 99-176) against Little Switzerland, Inc. ("Little Switzerland") certain of its former officers and directors, DRHC and Stephen G.E. Crane. The complaint alleges that such defendants violated federal securities laws by failing to disclose that DRHC's financing commitment to purchase Little Switzerland's shares expired on April 30, 1998 before Little Switzerland's stockholders were scheduled to vote to approve the proposed merger between Little Switzerland and DRHC at the May 8, 1998 special meeting of stockholders (the "Financing Disclosure Allegations"). The plaintiffs are seeking monetary damages, including, without limitation, reasonable expenses in connection with this action. The plaintiffs amended their complaint on November 10, 1999 and Little Switzerland filed a motion to dismiss the plaintiff's amended complaint on December 7, 1999. On January 28, 2000, the plaintiffs filed their opposition to the motion to dismiss. In March 2001, the District Court, among other things, granted Little Switzerland's motion to dismiss with respect to certain allegations in the amended complaint that the defendants violated federal securities laws by failing to disclose the status of Little Switzerland's relationship with a particular watch vendor; however, the District Court denied the motion to dismiss with respect to the Financing Disclosure Allegations. In addition, the District Court dismissed the claims against defendants DRHC and Stephen G.E. Crane. Little Switzerland has entered into discussions to settle this action. However, there can be no assurance that these discussions will result in a settlement of this action, or that any settlement will be on terms favorable to Little Switzerland.

2.    NXP

      On February 16, 2001, Little Switzerland and NXP-Jewels Corporation ("NXP") entered into a settlement agreement and mutual general release from the litigation arising between Little Switzerland and NXP with respect to their general obligations under a letter of intent to sell Little Switzerland's Barbados operations to NXP. Little Switzerland, as part of the settlement, agreed to refund a $100,000 deposit currently held in escrow and make a $5,000 settlement payment. Both the $100,000 escrow deposit and the $5,000 settlement payment by Little Switzerland were paid to NXP in March 2001.

3.    LABOR MATTERS

      Name:        Conlon, Cathleen
      Position:    Former DVP Human Resources - St. Thomas
      Action:      Charge of defamation relating to e-mail messages that
                   she alleges originated from Little Switzerland employees.

      Name:        Loopstock, Enriqueta
      Position:    Service Clerk/Admin. Clerk - Aruba
      Action:      Improper Re-alignment of functions.
      Name:        Poole, Michael
      Position:    Former Vice President Merchandising - St Thomas
      Action:      Mr. Poole claims Wrongful Discharge.
                   Mr. Poole was terminated for cause pursuant to Section
                   5(b)(iv) of his employment contract as a result of conduct that was considered to be either gross negligence or willful misconduct on his part.

      Name:        Punjabi, Gobind Watumal
      Position:    Sales Associate - Philipsburg, St. Maarten
      Action:      Mr. Punjabi brought charges against Little
                   Switzerland in regards to the calculation of his vacation pay. He had been paid based on his base salary, not on his base salary plus commission.
      Status:      On March 20, 2001, a court ruled in Mr. Punjabi's
                   favor ordering a payment of Nafl 25,072.00 (approx.
                   $14,000 US), plus interest and legal fees.  Little
                   Switzerland is considering appealing this decision.

      Name:        Wever, Judith
      Position:    Operations Manager - Curacao
      Action:      Wrongful Discharge.
      Status:      The court ruled that her responsibilities were not
                   made clear to her prior to the new manager being
                   hired.  Ms. Wever had until March 23, 2001 to decide
                   between a monetary award of Afl's $10,000.00
                   ($5,555.55 US) or returning to work.  Ms. Wever has
                   some physical ailments that prevent her from climbing
                   stairs and feels that Little Switzerland should make
                   accommodations for her prior to returning (an
                   elevator and a bathroom on the street level).   The
                   court has yet to make a ruling in this regard.

      Name:        Alejandro, Lisa
      Position:    Former Assistant Watch Buyer
      Action:      On or about April 5, 2001, Little Switzerland
                   received a letter from the Virgin Islands Department of Labor notifying Little Switzerland that a Charge of Discrimination has been filed by Lisa Alejandro, a former employee of Little Switzerland. The letter states that an officer of the Virgin Islands
                   Department of Labor will contact Little Switzerland for more information and requests that Little
                   Switzerland respond in writing to the charges within 15 days.

4.    AMERICANS WITH DISABILITIES ACT

The Americans with Disabilities Act Ad Hoc Advocacy Committee filed an action against several retail entities including L.S. Holding, Inc. relating to reconstruction of entrances and restroom facilities and construction of access ramps to make them suitable for the physically disabled. A proposed program of construction was initially reviewed and agreed by all parties; however, plaintiffs now insist that ramps be built at Little Switzerland's Emancipation Garden location.

5.    EMPLOYEE DEFALCATION

On March 11, 1998, the Company filed a civil action in the Territorial Court of the Virgin Islands (Civil Action No. 98-229) against Lorraine Quetel, a former employee of the Company, Lydia Magras and Bon Voyage Travel, Inc. The Company alleges that such parties were involved in the employee defalcation that management believes occurred during the Company's fiscal year ended May 31, 1997. The Company is seeking a preliminary injunction and damages against the former employee and the other parties allegedly involved in the theft against the Company. On January 19, 1999, the defendant, Lydia Magras, filed a petition for Bankruptcy (Chapter 7) in the United States Bankruptcy Court, District of St. Thomas. A Notice of Appearance was filed on February 2, 1999 on behalf of the Company. A trustee was appointed, but due to a conflict of interest, he has withdrawn from the case. Anna Paieonsky was appointed as trustee in this matter at the meeting of the creditors held on May 20, 1999.

                                 SCHEDULE 4.2(a)

                                      LIENS

All assets are subject to liens in favor of The Chase Manhattan Bank ("Chase") and The Bank of Novia Scotia ("BNS"); provided, however, that the liens of Chase will be released as provided in (i) Section 6 of that certain Loan Agreement by and among L.S. Wholesale, Inc., as Borrower, Little Switzerland, as Guarantor, and Chase, (ii) Section 6 of that certain Loan Agreement by and among L.S. Holding, Inc., as Borrower, Little Switzerland, as Guarantor, and Chase and
(iii) Section 6 of that certain Loan Agreement by and among L.S. Holding (USA), Inc., as Borrower, Little Switzerland, as Guarantor, and Chase, when payment is made to Chase pursuant to Section 2.02 of the Stock Purchase Agreement dated as of May 1, 2001 by and between Little Switzerland and Tiffany & Co.
International (the "Purchase Agreement"), and the liens of BNS will be released in full when payment is made to BNS pursuant to Section 2.02 of the Purchase Agreement. (The existing liens in favor of Chase and BNS and the provisions setting forth the terms under which such liens will be released, and the extent of such releases, are hereinafter referred to as the "Existing Secured Liens and Partial Release Thereof.")

The St. Thomas Crown Bay Facility is subject to a ground lease between L.S. Wholesale. Inc. and the Port Authority dated 7/17/89, extended by agreement dated 12/2/99 and 3/25/99.

The St. Thomas Crown Bay Facility is subject to the Existing Secured Liens and Partial Release Thereof.

                             BARBADOS RESTRUCTURING

Little Switzerland completed restructuring its business in Barbados in March
2001.

In November 2000, World Gift Imports (Barbados) LTD. entered into the following agreements in restructuring its Barbados business.

 1.     Agreement:        Share Purchase Agreement ("SPA")
        Parties:          World Gift Imports (Barbados) LTD.
                          Diamonds International Limited ("DI")
                          L.S. Holdings, Inc. ("LSH")
        Date:             November 14, 2000
        Remaining
        Conditions:       Foreign Exchange Control Permission
                          Amendment of Articles of Incorporation
                          Re-classification of 52,916 LSH shares to Class A
                          Common
        Terms:            Sale to DI of 23,774 Common Shares at a price of
                          $300,000
                          Sale to DI of 31,302 Preferred Shares at a price of
                          $300,000

 2.     Agreement:        Sale of Debt and Security Agreement ("SDSA")
        Parties:          L.S. Wholesale, Inc. ("LSW")
                          Almod Diamonds Ltd. ("Almod")
                          World Gift Imports (Barbados) LTD.
        Date:             November 14, 2000

        Remaining
        Conditions:       All remaining conditions in SPA
                          Subscription of shares by DI
        Terms:            Sale, assignment and transfer of $2.0 million in LSW
                          debt,
                          payable, without interest, on or before 12/31/03;
                          first priority lien on $2.0 million of inventory;
                          any cash sent to LSW requires equivalent pay-down on loan;
                          can operate only under name Little Switzerland in Barbados

 3.     Agreement:        Unanimous Shareholder Agreement
        Parties:          LSH
                          DI
                          World Gift Imports (Barbados) LTD.
        Date:             November 7, 2000
        Remaining
        Conditions:       All remaining conditions in SPA
        Terms:            Same terms in SPA
                              Same terms as in SDSA
                          Profit sharing of 50% of EBITDA of $1.5 million by 12/31/05
                                a.  Can include tax loss benefits in excess of
                          $.7m
                                b.  Limits on head office allocations
                          Preferred convertible to Common if:
                                a.  Subscription of shares by DI not completed
                          by 12/31/03
                                b.  Profit sharing is not paid by 12/31/05
                          Preferred shares are redeemable along with all Common upon:
                                a.  Subscription of shares by DI being fully
                          paid.
                                b.  Profit sharing being fully paid.
                          DI to provide the Company with a customs bond

 4.     Agreement:        Management Agreement (For Bridgetown Port Store)
                          ("MA")
        Parties:          World Gift Imports (Barbados) LTD.
                          DI
        Date:             November 7, 2000
        Remaining
        Conditions:       None
        Terms:            Little Switzerland has given full right of operation
                          indefinitely to DI of its Port store, and all profits associated with this store.

 5.     Agreement:        Trademark License Agreement
        Parties:          L.S. Wholesale, Inc.
                          DI
        Date:             November 14, 2000

 6.     Agreement:        Authority to Hold Funds on Deposit
        Parties:          Little Switzerland, Inc.
                          Bank of Nova Scotia
        Date:             April 19, 2001

        Terms: Agreement to hold the equivalent of US $150,000 as security until release of the bond in the amount of BBD $500,000 by the Barbados Customs Department

Such restructuring contemplated by the above-referenced agreements is hereinafter referred to as the Barbados Restructuring. The brief summary descriptions of the terms of the above-referenced agreements are qualified in their entirety by reference to the above-referenced agreements.

                                 SCHEDULE 4.2(b)

                                  INDEBTEDNESS

See the Barbados Restructuring on Schedule 4.2(a).

                                 SCHEDULE 4.2(f)

                         OFFICER/EMPLOYEE DISTRIBUTIONS

1. Outstanding Option Agreements


                                                                 EXPIRES
         NAME            PLAN     GRANT        DATE      PRICE   IN 2001
         ----            ----     -----        ----      -----   -------
Maren Torneo             1991     2,000     03-Jun-91    $10.00 03-Jun-01
Annelise Pedersen        1991     2,000     03-Jun-91    $10.00 03-Jun-01
Liesbeth Van Gent        1991     1,500     03-Jun-91    $10.00 03-Jun-01
Luisa Beers              1991     1,500     03-Jun-91    $10.00 03-Jun-01
Bill Bottke              1991     1,500     03-Jun-91    $10.00 03-Jun-01
Philip Wagenaar          1991     1,500     03-Jun-91    $10.00 03-Jun-01
Grace Hodge              1991       500     03-Jun-91    $10.00 03-Jun-01
Veronica Gumbs           1991       500     03-Jun-91    $10.00 03-Jun-01
Nina Tackling            1991       500     03-Jun-91    $10.00 03-Jun-01
Moses Allen              1991       500     03-Jun-91    $10.00 03-Jun-01
Claretta B. Holland      1991       500     03-Jun-91    $10.00 03-Jun-01
Agnes Victor             1991       500     03-Jun-91    $10.00 03-Jun-01
Arlette Gibbes           1991       500     03-Jun-91    $10.00 03-Jun-01
Kenneth W. Watson        1991    10,000     25-Jul-91    $12.00 25-Jul-01
Marcel Stetter           1991     1,500     15-Jan-92    $15.63     -
Maren Torneo             1991     2,000     06-Nov-92    $12.75     -
Annelise Pedersen        1991     2,000     06-Nov-92    $12.75     -
Jim Branson              1991    15,000     Dec-00        $0.75     -
Julie LeCuyer            1991    15,000     Dec-00        $0.75     -
Ozzie Clausel            1991    10,000     Oct-00        $0.78     -
Cherise Hodge            1991     5,000     Dec-00        $0.76     -
William Tarsky           1991    15,000     Nov-00        $0.78     -
Patrick Hopper           1991    50,000     03-Jun-99     $0.66     -
Patrick Heron            1991    16,000     20-Sep-99     $0.56     -
Patrick Hopper           1991    50,000     21-Dec-99     $0.66     -
Robert Baumgardner       1991   150,000     17-Jan-00     $0.78     -
Patrick Hopper           1991   150,000     17-Jan-00     $0.78     -
Robert Baumgardner       1991    50,000     21-Dec-99     $0.66     -

Kenneth W. Watson        1992     5,000     13-Oct-92    $12.75     -
Kenneth W. Watson        1992     3,000     31-May-93    $10.00     -
Kenneth W. Watson        1992     3,000     31-May-95     $4.75     -
Kenneth W. Watson        1992     3,000     31-May-96     $5.88     -
Kenneth W. Watson        1992     3,000     31-May-97     $5.75     -
Kenneth W. Watson        1992     3,000     31-May-98     $5.56     -
Peter McMullin           1992     3,000     29-May-99     $0.84     -
Alex Nobile              1992     3,000     27-May-00     $0.53     -
Seymour Holtzman         1992     3,000     27-May-00     $0.53     -
Peter McMullin           1992     3,000     27-May-00     $0.53     -


                                                                 EXPIRES
         NAME            PLAN     GRANT        DATE      PRICE   IN 2001
         ----            ----     -----        ----      -----   -------
Kenneth W. Watson        1992     3,000     27-May-00     $0.53     -

C. William Carey           *    150,000     01-Sep-98     $2.25 07-Apr-01
Robert Baumgardner         *    350,000     01-Jun-99     $0.44     -
Michael Pepper             *     50,000     14-Feb-00     $0.97     -
Brenda Pepper              *     25,000     14-Feb-00     $0.97     -
Zona Corbin                *     25,000     14-Feb-00     $0.97     -
Darr Conradson             *     25,000     03-Apr-00     $1.12     -

Robert Baumgardner       2000   100,000     17-Jul-00     $0.59     -
JEWELCOR                 2000   100,000     17-Jul-00     $0.59     -
Patrick Hopper           2000   100,000     17-Jul-00     $0.59     -
Patrick Heron            2000    34,000     17-Jul-00     $0.59     -
Craig Marek              2000    25,000     17-Jul-00     $0.59     -
Seymour Holtzman         2000    25,000     17-Jul-00     $0.59     -
Michael Pepper           2000    25,000     17-Jul-00     $0.59     -
Kenneth W. Watson        2000    25,000     17-Jul-00     $0.59     -
Peter McMullin           2000    25,000     17-Jul-00     $0.59     -
Alex Nobile              2000    25,000     17-Jul-00     $0.59     -
Claretta Bostic Holland  2000    10,000     17-Jul-00     $0.59     -
Patrick Bailey           2000    10,000     17-Jul-00     $0.59     -
Seymour Holtzman         2000   100,000     15-Feb-01     $1.00     -
Kenneth W. Watson        2000    25,000     15-Feb-01     $1.00     -
Peter McMullin           2000    25,000     15-Feb-01     $1.00     -
Alex Nobile              2000    25,000     15-Feb-01     $1.00     -
                                1,894,000                       173,500

            2.  Base changes in excess of $25,000 since Annual Balance Sheet
                  Date:

            1.    Name: Robert Baumgardner
                  Position: CEO
                  Change in Base: $100,000
                  Other: Final payment towards $125,000 signing fee

            2.    Name: Patrick Hopper
                  Position: CFO
                  Change in Base: $50,000
                  Change in Bonus percentage: 12.5%

            3.    Name: STORE MANAGERS
                  Change in Bonus Structure:
                  o New plan implemented February 2001. A corporate, monthly and individual performance component with a special discretionary bonus. The Company is managing to a minimum of 1999 performance.
                  o Plan monitored and increased monthly to maintain morale and cover shortfalls.
                  o     See Exhibit 4.2(f).

                                 EXHIBIT 4.2(f)


CUMULATIVE SUMMARY
PERFORMANCE AND STAY BONUSES


                      1998           1999                         2000             2,001
                    Fiscal 98   Pmnt 1   Pmnt 2                                 Fiscal 2001
                                                                                   BONUS
                     BONUS    NOV. 1999  MAY 2000 TOTAL   SWISS BUCKS  AUG. 2000   POTENTIAL
                     -----    ---------  --------------   -----------  ---------   ---------
Allen, Moses          3,060       1,500   1,500   3,000          750        -        3,800
Bailey, Alfred       14,400       5,000   5,000  10,000        1,750   10,000       19,200
Bailey, Lori              0           -       -       -          500        -        4,350
Baumgardner, Robert       0           -       -       -            -  150,000      225,000
Bostic-Holland,
Claretta              5,652       5,000   5,000  10,000            -   15,000       15,000
Cintron, Soraya           0                                      750
Clausdel, Ozzie           0           -       -       -            -        -       18,750
Conradson, Darr           0           -       -       -        1,250        -       13,200
Corbin, Zona              0                           -        1,000        -       10,000
DeFreitas, Mourine    2,363       1,500   1,500   3,000          700        -        5,460
DesChenes, Cherie     1,387       1,500   1,500   3,000          750        -        7,500
Greaux, Edna              0           -       -       -            -        -        4,000
Heron, Patrick            0           -       -       -            -   20,000       31,250
Hodge, Cherise            0           -       -       -        1,000                 6,750
Hopper, Patrick           0           -       -       -            -   50,000       75,000
LeCuyer, Julie            0           -       -       -            -        -       11,250
Lewis, Gary               0           -       -       -            -        -        6,250
Marek, Craig              0       2,000   2,000   4,000            -   15,000       21,000
Pedersen, Annelise    6,431       2,500   2,500   5,000        1,000        -        8,625
Pepper, Brenda            0           -       -       -        1,500        -       15,000
Pepper, Charles           0           -       -       -            -   20,000       31,250
Plunket, April            0           -       -       -            -        -        3,300
Robbs, Kayla              0           -       -   Store        1,250    Store        9,750
Simon, Monique            0                                      750                 Store
Tanis, Jacqueline     8,775       2,500   2,500   5,000        1,500        -       10,500
Thomas, Willy         1,460       1,500   1,500   3,000          750        -        3,800
Williams-Reed,
Louise                    0           -       -       -            -                 6,750

                     43,528      23,000  23,000  46,000       15,200  280,000      566,735


    NO LONGER WITH COMPANY OR CONSULTANT
Canfield, William    25,950       5,000   5,000  10,000            0        0            0
Mills Raoul          11,250       5,000   5,000  10,000            0        0            0
Poole, Michael                    5,000   5,000  10,000            0        0            0

                     37,200      15,000  15,000  30,000            0        0            0